Exhibit 99.2

RHINO-RACK HOLDINGS PTY LTD

Interim Financial Information as of and for the nine months ended 31 March 2021

CONTENTS

Page No.

Unaudited condensed combined statement of profit or loss and other comprehensive income for the nine months ended 31 March 2021	3

Unaudited condensed combined statement of financial position as of 31 March 2021	4

Unaudited condensed combined statement of changes in equity for the nine months ended 31 March 2021	5

Unaudited condensed combined statement of cash flows for the nine months ended 31 March 2021	6

Notes to the unaudited condensed combined financial statements	7-22

RHINO-RACK HOLDINGS PTY LTD

Condensed combined statement of profit or loss and other comprehensive income for the nine months ended 31 March 2021 (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

	Notes	Nine months ended 31 March 2021
Domestic Sales		$71,949
International Sales		25,163
Total Sales		97,112

Cost of sales		(53,253)

Gross profit		43,859

Operating expenses

Depreciation and amortisation expense	5	1,082
Distribution expenses		5,732
Employee benefit expense	5	12,179
Marketing		1,724
Credit loss expense	5	65
Computer expenses		1,463
Professional services fees		813
Occupancy costs		447
Travel expenses		120
Motor vehicles expenses		237
Legal expenses		487
Other operating expenses		984

Total operating expenses		25,333

Operating profit		18,526

Other income	4	1,485
Other expenses		(1,805)

Profit before tax		18,206
Income tax expense	6	(5,278)

Profit for the period		12,928

Other comprehensive income
Foreign currency translation adjustment		(405)

Total comprehensive income for the period		$12,523

The accompanying notes form part of these combined financial statements.

RHINO-RACK HOLDINGS PTY LTD

Condensed combined statement of financial position as of 31 March 2021 (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

	Notes	31 March 2021
Assets

Current assets
Cash and cash equivalents	2(c)	$13,973
Restricted cash	2(c)	1,070
Trade and other receivables	7	20,856
Inventories	8	19,968
Other assets		851

Total current assets		56,718

Non-current assets
Property, plant, and equipment	9	8,357
Intangibles, net	10	811
Deferred tax assets		1,863
Right of use asset	15	12,656

Total non-current assets		23,687

Total assets		80,405

Liabilities

Current liabilities
Trade and other payables	11	22,410
Borrowings	12	800
Provisions	13	1,286
Lease liability	14	1,688

Total current liabilities		26,184

Non-current liabilities
Borrowings	12	2,550
Provisions	13	1,090
Lease liability	14	12,980

Total non-current liabilities		16,620

Total liabilities		42,804

Equity
Issued capital		1
Retained earnings		37,604
Reserves		(4)

Total equity	15	37,601

Total liabilities and equity		$80,405

The accompanying notes form part of these combined financial statements.

Rhino-Rack Holdings PTY LTD

Condensed combined statement of changes in equity for the nine months ended 31 March 2021 (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

	Issued capital	Retained earnings	Reserves	Total
Balance at 1 July 2020	$1	$25,668	$401	$26,070

Profit for the period	-	12,928	-	12,928

Other comprehensive loss	-	-	(405)	(405)

Total comprehensive income	1	38,596	(4)	38,593

Transactions with owners in their capacity as owners:

Payment of dividends	-	(992)	-	(992)

Balance at 31 March 2021	$1	$37,604	$(4)	$37,601

The accompanying notes form part of these combined financial statements.

Rhino-Rack Holdings PTY LTD

Condensed combined statement of cash flows for the nine months ended 31 March 2021 (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

	Notes	Nine months ended 31 March 2021
Cash flows from operating activities
Net income	5	$12,928

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation on property and equipment	9	734
Amortization of intangible assets	10	100
Depreciation of right of use assets	14	1,254
Gain on disposition of assets	9	(68)
Deferred income tax benefit		(4)

Changes in operating assets and liabilities:
Accounts receivable	7	(8,305)
Inventories	8	(5,655)
Other assets		(574)
Accounts payable and accrued liabilities	11	11,740
Provisions	13	106
Income Tax Receivable/Payable	6	2,813

Net cash provided by operating activities		15,069

Cash flows from investing activities
Proceeds from disposal of plant and equipment	9	172
Payments for property, plant and equipment	9	(5,398)
Payments for intangibles	10	(219)

Net cash used in investing activities		(5,445)

Cash flows from financing activities

Repayment of borrowings	12	(1,000)
Repayment of lease liabilities	14	(974)

Net cash used in financing activities		(1,974)

Effect of foreign currency translation		(272)

Net increase in cash, cash equivalents and restricted cash		7,378

Cash, cash equivalents and restricted cash at the beginning of the period		7,665

Cash, cash equivalents and restricted cash at the end of the period		$15,043

Supplementary disclosure of non-cash activity:

During the period ended 31 March 2021, the Group declared a dividend to its sole shareholder in the amount of $992 which was offset against a related party receivable from the sole shareholder.

The accompanying notes form part of these combined financial statements.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

1.	General Information

Rhino-Rack Holdings PTY LTD is a proprietary company, limited by shares, incorporated and operating in Australia. Rhino-Rack Holdings PTY LTD and its wholly owned subsidiaries as well as a common controlled entity (the “Group”) operate in Australia, United States and New Zealand. The Group’s principal activity is the supply of a range of roof racks and roof rack accessories.

Impact of COVID-19

The global outbreak of COVID-19 was declared a pandemic by the World Health Organization in March 2020, with governments world-wide implementing safety measures restricting travel and requiring citizen lockdowns and self-confinements for quarantining purposes. This has negatively affected the global economy, disrupted global supply chains, and resulted in significant transport restrictions and disruption of financial markets.

The pandemic has not adversely impacted our sales and profitability during the nine months ended 31 March 2021. The duration of the pandemic and the magnitude of future impacts cannot be precisely estimated at this time, as they are affected by a number of factors (some of which are outside management’s control).

We have mitigated some of the risk to our operating results by taking significant actions to improve our current operating results and liquidity position. We will continue to adjust mitigation measures as needed related to health and safety. Those measures have and might continue to include temporarily suspending manufacturing, modifying workspaces, continuing social distancing policies, implementing new personal protective equipment or health screening policies at our facilities, or such other industry best practices needed to continue maintain a healthy and safe environment for our employees amidst the pandemic.

Future adverse impacts to the Group, certain of its suppliers, dealers or customers may also affect the Group’s future cash flows, liquidity, and valuation of certain assets and therefore may increase the likelihood of a write-off, or reserve associated with such assets including property and equipment, inventories, accounts receivable, and other assets.

2.	Significant accounting policies

Basis of combination

The combined financial statements include the accounts of Rhino-Rack Holdings PTY LTD and its wholly owned subsidiaries as well as a common controlled entity. All intercompany balances and transactions have been eliminated in the combined financial statements.

The entities included in the combined financial statements of Rhino-Rack Holdings PTY LTD (parent/holding company) include its wholly owned subsidiaries:

•	Rhino-Rack Australia Pty Limited

•	Rhino-Rack USA, LLC

•	Roof Rack City Pty Limited (dormant since 2018)

•	Cropley Pastures Pty Limited (created in August 2020)

and

•	Rhino-Rack New Zealand Ltd (entity under common control)

Basis of preparation

These interim combined financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the 30 June 2020 financial statements.

Accounting policy adopted for government grants

The Group applies International Accounting Standard (“IAS”) 20 when determining if government support meets the definition of government grants.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

Government grants are transfers of resources to an entity by a government entity in return for compliance with certain conditions. They exclude those forms of government assistance which cannot reasonably have a value placed upon them and transactions with government which cannot be distinguished from the normal trading transactions of the entity.

Grants related to income are government grants other than those related to assets. In accordance with IAS 20 government grants are recognised in profit or loss as ‘other income’ when the required conditions are met, and the grant becomes receivable.

The following significant accounting policies have been adopted in the preparation and presentation of these combined financial statements:

a) Revenue

Revenue is measured based on the consideration to which the Group expects to be entitled in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognises revenue when it transfers control of a product or service to a customer.

Sale of goods

The Group sells roof racks and car roof accessories to the domestic and international market in which it operates. Sales-related warranties associated with the goods cannot be purchased separately and they serve as an assurance that the products sold comply with agreed-upon specifications. Accordingly, the Group accounts for warranties in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Revenue is recognised when control of the goods has transferred, being when the goods have been delivered to the customer’s specific location. Following delivery, the customer has full discretion over the manner of distribution and price to sell the goods, has the primary responsibility when on selling the goods and bears the risks of obsolescence and loss in relation to the goods. The only performance obligation of the Group is from the sale of the products and accordingly, revenue will be recognised for this performance obligation at the point in time when control over the corresponding goods is transferred to the customer.

A receivable is recognised by the Group when the goods are delivered to the customer as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

All revenue is stated net of the amount of goods and services tax (GST).

b) Income tax

Income tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit before tax as reported in the combined statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences.

Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case the current and deferred tax are also recognised in other comprehensive income or directly in equity, respectively.

Tax consolidation

Rhino-Rack Holdings Pty Ltd and its wholly owned subsidiaries, Rhino-Rack Australia Pty Limited, Cropley Pastures Pty Limited and Roof Rack City Pty Limited, are part of a tax-consolidated group under Australian taxation law. Rhino-Rack Holdings Pty Ltd is the head entity in the tax-consolidated group. Tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using the ‘separate taxpayer within group’ approach. Current tax liabilities and assets and deferred tax assets arising from unused tax losses and tax credits of the members of the tax-consolidated group are recognised by Rhino-Rack Holdings Pty Ltd (as head entity in the tax-consolidated group).

Due to the existence of a tax funding arrangement between the entities in the tax-consolidated group, amounts are recognised as payable to or receivable by the Group and each member of the group in relation to the tax contribution amounts paid or payable between the parent entity and the other members of the tax-consolidated group in accordance with the arrangement. Where the tax contribution amount recognised by each member of the tax-consolidated group for a particular period is different to the aggregate of the current tax liability or asset and any deferred tax asset arising from unused tax losses and tax credits in respect of that period, the difference is recognised as a contribution from (or distribution to) equity participants.

c) Cash and cash equivalents and restricted cash

Cash and cash equivalents include cash on hand and bank balances. A small portion of cash is held in a good faith deposit by the bank in order to facilitate lease agreements. This amount is included as restricted cash.

d) Financial instruments

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognised financial assets are measured subsequently in their entirety at amortised cost.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

• the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

• the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Group’s financial assets at amortised cost includes trade receivables.

Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit-impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortised cost of the debt instrument on initial recognition.

The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

Impairment of financial assets

The Group recognises a loss allowance for expected credit losses on trade receivables. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group recognises lifetime expected credit losses (ECL) for trade receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e., the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date; for financial guarantee contracts, the exposure includes the amount drawn down as at the reporting date, together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the entity’s understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the entity measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which simplified approach was used.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

Derecognition of financial assets

The entity derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the entity neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the entity recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the entity retains substantially all the risks and rewards of ownership of a transferred financial asset, the entity continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

On derecognition of a financial asset measured at amortised cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognised in profit or loss.

Financial liabilities

Financial liabilities, including borrowings and trade and other payables, are initially measured at fair value, net of transaction costs.

All financial liabilities are measured subsequently at amortised cost using the effective interest method.

Derecognition

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

Offsetting of financial instruments

Financial assets and financial liabilities are offset, and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously.

e) Inventories

Inventories are stated at the lower of cost and net realisable value. Costs are assigned to inventory on hand on a weighted average cost basis. Net realisable value represents the estimated selling price less all estimated costs to be incurred in marketing, selling and distribution.

f) Property, plant and equipment

Plant, equipment and leasehold improvements are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the item.

The carrying amount of plant and equipment is reviewed annually by the director to ensure it is not in excess of the recoverable amount. The recoverable amount is assessed on the basis of expected net cash flows that will be received from the asset’s employment and subsequent disposal. The expected net cash flows have been discounted to present values in determining recoverable amounts.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

Depreciation is recognised so as to write off the cost of plant and equipment less their residual values over their useful lives using the diminishing value method. Leasehold improvements and assets under finance leases are depreciated over the period of the lease or estimated useful life using the diminishing value method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

The following estimated useful lives are used in the calculation of depreciation:

Property, plant and equipment
Plant and equipment	10 years
Leasehold improvements	10 years
Furniture and fittings	10 years
Office equipment	5 years
Motor vehicles	3 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance date. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

g) Intangible assets

Intangible assets acquired separately

Intangible assets with finite lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Derecognition of intangible assets

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognised in profit or loss when the asset is derecognised.

h) Impairment of assets

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest Group of cash-generating units for which a reasonable and consistent allocation basis can be identified. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

The recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

i) Employee benefits

A liability is recognised for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered when it is probable that settlement will be required, and they are capable of being measured reliably. Payroll related costs have also been accrued in respect of these entitlements.

Liabilities recognised in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement.

Liabilities recognised in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

Defined contribution plans

Contributions to defined contribution superannuation plan are expenses when employees have rendered service entitling them to the contributions.

j) Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material).

Provisions for the expected cost of warranty obligations under local sale of goods legislation are recognised at the date of sale of the relevant products, at the directors’ best estimate of the expenditure required to settle the Group’s obligation.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

k) Leases

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognises a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets (such as tablets and personal computers, small items of office furniture and telephones). For these leases, the Group recognises the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprise:

• Fixed lease payments (including in-substance fixed payments), less any lease incentives receivable;

• Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;

• The amount expected to be payable by the lessee under residual value guarantees;

• The exercise price of purchase options, if the lessee is reasonably certain to exercise the options; and

• Payments of penalties for terminating the lease if the lease term reflects the exercise of an option to terminate the lease.

The lease liability is presented as a separate line in the statement of financial position.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made. The Group remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

• The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

• The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used).

• A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day, less any lease incentives received and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognised and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The right-of-use assets are presented as a separate line in the statement of financial position.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

The Group applies IFRS 16 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss. Variable rents that do not depend on an index or rate are not included in the measurement the lease liability and the right-of-use asset.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components, and instead account for any lease and associated non-lease components as a single arrangement. The Group has not used this practical expedient. For a contract that contain a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

l) Foreign currencies

The combined financial statements of the Group are presented in the currency of the primary economic environment in which the entity operates (its functional currency). For the purpose of the combined financial statements, the results and financial position of the Group are expressed in Australian dollars (‘$’), which is the functional currency of the Group and the presentation currency for the combined financial statements.

In preparing the combined financial statements, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognised at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date.

Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences on monetary items are recognised in profit or loss in the period in which they arise.

Translation of combined financial statements of subsidiaries and common controlled entity in foreign currency

The combined statement of profit or loss and other comprehensive income of foreign subsidiaries are translated into Australian dollar at the average exchange rate prevailing during the year. The combined statement of financial position is translated at the exchange rate at the closing date. Differences arising in the translation of combined financial statements of foreign subsidiaries are recorded in other comprehensive income (loss) as foreign currency translation reserve. Items that are recognized directly in equity are translated using the historical rates. The functional currency of the foreign subsidiaries is most commonly the local currency.

m) Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense; or

ii.	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

3. Adoption of new and revised Accounting Standards

In the current year, the Group has adopted all of the new and revised Standards and interpretations issued by the International Financial Reporting Standards Foundation (the IFRS) that are relevant to its operations and effective for the current annual reporting period.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

Standards and Interpretations in issue not yet effective

At the date of authorisation of the combined financial statements, the Standards and Interpretations that were issued but not yet effective are listed below:

In January 2020, the IASB issued the final amendments in Classification of Liabilities as Current or Non-Current (Amendments to IAS 1) which affect the presentation of liabilities in the statement of financial position. The amendments clarify that the classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period and align the wording in all affected paragraphs to refer to the “right” to defer settlement by at least twelve months and make explicit that only rights in place “at the end of the reporting period” should affect the classification of a liability; clarify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability; and make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The changes in Classification of Liabilities as Current or Non-Current – Deferral of Effective Date (Amendments to IAS 1) defer the effective date of the January 2020 Classification of Liabilities as Current or Non-Current (Amendments to IAS 1) to annual reporting periods beginning on or after January 1, 2023. Earlier application of the January 2020 amendments is permitted. Management is currently assessing the impacts of the amended standard.

In May 2020, the IASB issued amendments to IAS 37, Provisions, Contingent Liabilities and Contingent Assets (“IAS 37”). The amendments clarify that for purpose of assessing whether a contract is onerous, the cost of fulfilling the contract includes both the incremental costs of fulfilling that contract and an allocation of other costs that relate directly to fulfilling contracts. The amendments are effective for contracts for which an entity has not yet fulfilled all its obligations on or after January 1, 2022. Earlier application is permitted. Management is currently assessing the impacts of the amended standard.

An acquirer should apply the definition of liability in IAS 37, rather than the definition in the Conceptual Framework, to determine whether a present obligation exists at the acquisition date as a result of past events. For a levy in the scope of IFRIC 21, Levies (“IFRIC 21”). The acquire should apply the criteria in IFRIC 21 to determine whether the obligation event that gives rise to a liability to pay the levy has occurred by the acquisition date. In addition, the amendments clarify that the acquirer should not recognise a contingent asset at the acquisition date. The amendments to IFRS 3 are effective for business combinations occurring in the reporting periods starting on or after January 1, 2022. Earlier application is permitted. Management is currently assessing the impacts of the amended standard.

In May 2020, the IASB issued Property, Plant and Equipment – Proceeds before Intended Use, which made amendments to IAS 16. The amendments prohibit a company from deducting from the cost of property, plant and equipment amounts received from selling items produced while the company is preparing the asset for its intended use. Instead, a company will recognise such sales proceeds and related cost in profit or loss. The amendments are affective for annual periods beginning on or after January 1, 2022. Early application is permitted. Management is currently assessing the impacts of the amended standard.

In May 2020, the IASB issued Annual Improvements to IFRS standards 2018-2020 which contain an amendment to IFRS 9. The amendment clarifies which fees an entity includes when it applies the “10 per cent” test in paragraph B3.3.6 of IFRS 9 in assessing whether to recognise a financial liability. An entity includes only fees pair or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf. The amendment is effective for annual reporting periods beginning on or after January 1, 2022. Management is currently assessing the impacts of the amended standard.

Critical accounting judgements and key sources of estimation uncertainty

In the application of the Group’s accounting policies, management is required to make judgments, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgements in applying the entity’s accounting policies

The following are the critical judgements (apart from those involving estimations, which are dealt with below), that management has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in the combined financial statements:

Inventories

The net realisable value of inventories is the estimated selling price in the ordinary course of business less estimated costs to sell which approximates fair value less cost to sell. The key assumptions require the use of management judgement and are reviewed annually. These key assumptions are the variables affecting the estimated costs to sell and the expected selling price. Any reassessment of cost to sell or selling price in a particular year will affect the cost of goods sold.

Key sources of estimation uncertainty

Make Good

Management judgement is applied in determining the value of the make good costs, based on the future amount of property, plant and equipment that will need to be dismantled and removed and the rate of deterioration of the premises.

Provision for impairment of trade and other receivables

The expected credit loss model requires the Group to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition of the financial assets. It is no longer necessary for a credit event to have occurred before credit losses are recognised.

The Group measures the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses if the credit risk on that financial instrument has increased significantly since initial recognition, or if the financial instrument is a purchased or originated credit-impaired financial asset.

Aged inventory

The Group carries significant inventories of stock-on-hand. The Group has determined that the recoverable amount exceeds carrying value.

Lease incremental borrowing rate

Lease payments are discounted using the lessee’s incremental borrowing rate at the date of lease inception (or adoption of IFRS 16) if the interest rate implicit in the lease is not readily determinable. They determine the incremental borrowing rate, the Group: a) where possible, uses recent third party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions since third-party financing was received; b) uses a build-up approach that starts with a risk-free interest rate adjusted for credit risk for leases held by the Group, which does not have recent third-party financing; and c) makes adjustments specific to the lease, e.g. term, country, currency and security.

Deferred Tax Asset

Deferred tax assets are recognized for deductible temporary differences as management considers that it is likely that future taxable profits will be available to utilize those temporary differences.

4.	Other income

2021
Other income	$61
Gain on sale of non-current assets	68
Government grants (JobKeeper subsidy)	1,356
$1,485

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

5.	Profit for the period

Profit for the period has been arrived at after (crediting)/charging the following items of income and expense:

2021
Depreciation and amortisation expense*	$2,088
Credit losses expense	65

Finance costs:
Interest on leases	609
Interest on loans	114

Employee benefits expense:
Salaries and wages	9,745
Superannuation	1,502
Other payroll expenses	932
$12,179

*$2,088 is the total depreciation and amortisation expense, of which $1,006 is classified as part of cost of sales in the accompanying combined statement of profit or loss and other comprehensive income

6.	Income tax expense

2021
Tax expense comprises:
Current income tax	$5,278
Deferred income tax	-
Income tax expense	$5,278

7.	Trade and other receivables

2021
Current
Trade receivables	$19,697
Expected credit losses	(243)
19,454

Prepayments and other receivables	1,402

$20,856

8.	Inventories

2021
Finished goods	$14,718
Work in progress	130
Goods in transit	6,136
20,984

Provision for stock obsolescence	(1,016)

$19,968

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

9.	Property, plant and equipment

2021
Cost, 1 July 2020	$7,387

Additions	5,398
Disposals	(267)
Currency translation adjustment	(68)

Cost, 31 March 2021	$12,450

Accumulated Depreciation, 1 July 2020	$(3,542)

Current period depreciation	(734)
Disposals	161
Currency translation adjustment	22

Accumulated Depreciation, 31 March 2021	(4,093)

Net Book Value 31 March 2021	$8,357

10.	Intangibles

2021
Intangible assets at cost	$1,266
Less: accumulated amortisation	(455)

Total intangibles	$811

11.	Trade and other payables

2021
Current
Trade payables	$14,403
Accruals and other payables	3,981
Tax payable	3,637
Goods and services tax	389
$22,410

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

12.	Borrowings

2021
Current
Commercial Bill Facilities - St George Bank (i)	$600
Loan from private party (ii)	200

$800
Non-current
Commercial Bill Facilities - St George Bank (i)	$2,550

$2,550

(i) Finance facilities with St George Bank comprise a Bank Business Bill Loan Facility of $4,200, a Multi-Option Facility of $3,000, a Commercial Overdraft Facility of $500, a Master-Asset Finance Facility of $1,600 and other Guarantee and Credit Card Facilities of $450. The amount used at balance date is $3,150. The facilities are secured by registered mortgages over the assets of the Group. Finance facilities are subject to certain restrictions, quarterly payments and bank covenants tested quarterly. At 31 March 2021, the interest rate on the St. George finance facilities was 1.6%.

The Business Bill Loan Facilities have a three-year term expiring June 2022. Other facilities are subject to a one-year term to be reviewed annually. For the nine months ended 31 March 2021, there were no breaches of covenant conditions.

(ii) The Group has an unsecured loan from a private party. The loan has a term of 12 months and accrues interest at a rate of 6.5% per annum.

13.	Provisions

2021
Current
Provision for warranty	$234
Provision for annual leave	881
Other provisions	171
1,286
Non-current
Provision for long service leave	616
Provision for make good	474

$1,090

Rhino-Rack Holdings PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited)

(In Australian dollars)

(In thousands, except per share amounts)

14.	Leases

Right-of-use assets movement

Total
Opening cost at 1 July 2020	$15,153
Additions	538
Effect of modification to lease terms	386
Currency translation adjustment	42
Closing cost at 31 March 2021	$16,119

Opening accumulated depreciation at 1 July 2020	$2,213
Depreciation	1,254
Effect of modification to lease terms	-
Currency translation adjustment	(4)
Closing accumulated depreciation at 31 March 2021	$3,463

Net book value	$12,656

Lease liabilities

2021
Current	$1,688
Non-current	12,980

Amounts recognised in profit or loss

2021
Depreciation expense on right-of-use assets	$1,254
Interest expense on lease liabilities	609

15.	Equity

Equity in each significant group of combined entities at 31 March 2021 is summarised as follows:

2021
Rhino-Rack Holdings Pty Ltd and subsidiaries	$35,856
Rhino-Rack New Zealand Ltd	1,745

Total Equity	$37,601

16.	Contingent liabilities

During 2019 financial year, a legal claim was made against the Group relating to a dispute with a party who alleged that the Group had infringed patents and was seeking damages of approximately $1,400. The dispute has been settled with no financial implications to the Group in March 2021.

17.	Related Party Balances and Transactions

In 2020, the Group had a $992 note receivable due from a related party (Group’s sole shareholder). In January 2021, the Group declared a dividend for the same amount which was offset against the note receivable.

During the period ended 31 March 2021, the Group has a $1,108 note receivable due from a related party (Group’s sole shareholder) which is included in “Trade and other receivables’ in the accompanying statement of financial position.

RHINO-RACK HOLDINGS PTY LTD

Notes to the Condensed Combined Financial Statements (Unaudited) (In Australian dollars)

(In thousands, except per share amounts)

18.	Subsequent events

The Group evaluated subsequent events through 09 September 2021, the date the combined financial statements were available to be issued.

On 30 May 2021, Oscar Aluminium Pty Ltd (the “Buyer”), an indirect wholly-owned Australian subsidiary of Clarus Corporation (“Clarus”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) to acquire the Group (excluding Cropley Pastures Pty Limited). On 1 July 2021, the transactions contemplated by the Purchase Agreement were consummated.

Pursuant to the terms of the Purchase Agreement, by and among the Buyer, Clarus, and the Group, the Buyer acquired the Group (excluding Cropley Pastures Pty Limited) for an aggregate purchase price of approximately $273,000, subject to post-closing adjustment. The purchase price consideration was comprised of approximately $194,000 cash and 2,315,121 shares of the Clarus’ common stock. The shares of the Clarus’ common stock issued to the Seller are subject to a lock-up agreement restricting sales for 180 days from the closing of the transaction.

On 30 June 2021, the Group divested Cropley Pastures Pty Limited as part of the Purchase Agreement. At 31 March 2021, Cropley Pastures Pty Limited held property, plant, and equipment balance of $3,797.

On 6 July 2021, the Group paid down the remaining amount of borrowings with St. George Bank and extinguish all debt within that facility.